Exhibit 24.2

ASSISTANT SECRETARY'S CERTIFICATE

I, Rhonda Matty, Assistant Secretary of Credit Suisse First Boston Mortgage Securities Corp., hereby certify that the copy of the resolutions attached hereto is a true, correct and complete copy of resolutions adopted by the Board of Directors of Credit Suisse First Boston Mortgage Securities Corp. by unanimous written consent in lieu of a meeting on December 7, 2005. Such resolutions have not been amended or modified and are now in full force and effect in the form attached.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 7th day of December, 2005.

/s/ Rhonda Matty

Assistant Secretary

WRITTEN CONSENT OF THE BOARD OF DIRECTORS

OF CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

The undersigned, being all of the members of the Board of Directors of Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, hereby consent to and take the following action pursuant to Section 141 of the Delaware General Corporation Law:

WHEREAS, the Board of Directors has determined that it is in the best interests of Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) that it continue, from time to time, to effect the issuance of, and offer for sale, mortgage pass-through certificates (the “Certificates”) and mortgage-backed notes (the “Notes”) to be issued in series (each a “Series”) by one or more trusts (each a “Trust”), each such Series of Certificates or Notes to represent a beneficial interest in, or secured by, certain mortgage assets, which may include residential or multifamily mortgage loans, loans secured by manufactured homes, mortgage participations or pass-through certificates representing beneficial ownership interests in any such loans, or collateralized mortgage obligations secured by any such loans, and in certain other assets such as insurance policies or reserve funds (collectively, the “Mortgage Assets”); and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Company that it continue to sell certain classes of its Certificates or Notes through public offerings or private offerings which, if public, require registration of the Certificates or Notes with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”) or, if private, may be sold in private placements under Section 4(2) of the Act or otherwise, with subsequent resales permitted pursuant to Rule 144A or Regulation S under the Act or pursuant to another exemption from registration thereunder.

NOW, THEREFORE, IT IS RESOLVED, that the execution in the name of the Company by the directors and appropriate officers and the filing with the SEC under the Act of an amendment (the “Amendment”) to the registration statement on Form S-3 (the “Registration Statement”) including a prospectus (the “Prospectus”), two forms of prospectus supplements and any exhibits and other documents relating thereto and required to be filed with the SEC, for the purpose of registration and public offering by the Company, from time to time, of up to $26,000,000,000 aggregate principal amount of Certificates and Notes (in addition to any remaining principal amount of Certificates, which may also be publicly offered as Notes, registered by the Company pursuant to Registration Statement No. 333-120962), to be issued in series, in substantially the form of the draft Registration Statement and Amendment presented to the Board of Directors on the date hereof be, and hereby is authorized, and such officer(s) be and hereby are authorized and empowered to file pre- and post-effective amendments or supplements to the Registration Statement and the Prospectus and forms of prospectus supplements included therein, with such further changes in and additions thereto as they in their sole discretion deem necessary or desirable in order to effect the registration of the Certificates and Notes, and further to cause to be filed with the SEC such other documents as they deem necessary or desirable in order to comply with the Act and the Securities Exchange Act of 1934, as amended; and

RESOLVED, that any and all actions of the officers of the Company in connection with the matters contemplated by the foregoing resolutions taken prior to the date hereof be, and they hereby are, approved ratified and adopted in all respects as fully as if such actions had been presented to this Board of Directors for its approval prior to such actions being taken.

IN WITNESS WHEREOF, the undersigned Directors have executed this Unanimous Written Consent this 7th day of December, 2005.

/s/ Michael A. Marriott

Michael A. Marriott

/s/ Jeffrey A. Altabef

Jeffrey A. Altabef

/s/ Andrew A. Kimura

Andrew A. Kimura

/s/ Evelyn Echevarria

Evelyn Echevarria